AMENDMENT NO. 2
                                      TO
                           ASSET PURCHASE AGREEMENT


      THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this "AMENDMENT") is made and entered into as of this 17th day of September, 1998, by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "BUYER"), and HMC FINANCE CORPORATION, INC., a Florida corporation ("HMC"), HALIFAX FORD-MERCURY, INC., a Florida corporation ("HALIFAX"), HIGGINBOTHAM AUTOMOBILES, INC., a Florida corporation ("HAI"), HIGGINBOTHAM CHEVROLET-OLDSMOBILE, INC., a Florida corporation ("HCO"), and SUNRISE AUTO WORLD, INC., a Florida corporation ("SUNRISE" and, together with HMC, HALIFAX, HAI, and HCO, collectively, the "SELLERS" and each, individually, a "SELLER"), and DENNIS D.
HIGGINBOTHAM (the "STOCKHOLDER").

                                  WITNESSETH:

      WHEREAS, the parties hereto have entered into the Asset Purchase Agreement dated as of July 7, 1998, as amended by an Amendment No. 1 and Supplement thereto dated as of September 16, 1998 (as so amended the "ASSET PURCHASE AGREEMENT"); capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement;

      WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer is obligated to issue the Preferred Stock to Dennis D. Higginbotham, as trustee, on September 18, 1998, unless otherwise mutually agreed by the Buyer and Dennis D. Higginbotham prior thereto;

      WHEREAS, the Buyer and Dennis D. Higginbotham have agreed that, in lieu of the issuance of the Preferred Stock by the Buyer, the Buyer will issue to Dennis
D. Higginbotham shares of the Buyer's Class A Common Stock, par value $.01 per share, as hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

      1. Amendments to the Asset Purchase Agreement. The parties hereto hereby agree that certain provisions regarding the Purchase Price, as set forth in
Section 2.3(b) of the Asset Purchase Agreement, shall be amended as follows:

            a. Section 2.3(b)(1) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

      Effective as of September 18, 1998, the Buyer shall issue and deliver to Dennis D. Higginbotham, as trustee u/t/a dated September 28, 1992, 485,294 shares of the Buyer's Class A Common Stock, par value $.01 per share (the "COMMON SHARES").

            b. Section 2.3(b)(2) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

      The Buyer shall be obligated to use its reasonable best efforts to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on or before December 31, 1998, all of the Common Shares (the Common Shares being sometimes hereinafter also called the "REGISTRABLE COMMON SHARES").

      2. By his signature below, Dennis D. Higginbotham hereby confirms, as applicable to the Common Shares, the statements made by him in (a) the Eligibility Questionnaire for Entities, and (b) the Certificate acknowledging restrictions on Preferred Stock delivered pursuant to Exhibit B of the Asset Purchase Agreement, both as delivered by him to the Buyer at the Closing on September 16, 1998.

      3. Asset Purchase Agreement Confirmed. Except as provided in this Amendment, the Asset Purchase Agreement is hereby confirmed, as amended hereby, and shall continue in full force and effect.


                           [SIGNATURES ON NEXT PAGE]



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



      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day, month and year first above written.

THE BUYER:                          SONIC AUTOMOTIVE, INC.


                                    By: /s/ THEODORE M. WRIGHT
                                        -----------------------------
                                        Name:  Theodore M. Wright
                                        Title: Vice President
                                    Federal Taxpayer I.D.: 51-0363307


THE SELLERS:                        HMC FINANCE CORPORATION, INC.


                                    By:
                                        -----------------------------
                                        Name:
                                        Title:
                                    Federal Taxpayer I.D.: 59-3095116

                                    HALIFAX FORD-MERCURY, INC.


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:
                                    Federal Taxpayer I.D.: 59-2806650

                                    HIGGINBOTHAM AUTOMOBILES, INC.


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:
                                    Federal Taxpayer I.D.: 59-3278207

                                    HIGGINBOTHAM CHEVROLET-
                                    OLDSMOBILE, INC.


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:
                                    Federal Taxpayer I.D.: 59-1671876


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


                            SUNRISE AUTO WORLD, INC.


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:
                                    Federal Taxpayer I.D.: 59-3297730


THE STOCKHOLDER:                    /s/ DENNIS D. HIGGINBOTHAM
                                    ___________________________________(SEAL)
                                    DENNIS D. HIGGINBOTHAM



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